FOR IMMEDIATE RELEASE

CONTACT:
Jon S. Bennett
Vice President and
Chief Financial Officer
MAJESTIC STAR CASINO
(702) 388-2224

THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

May 5, 2006, Las Vegas, NV - The Majestic Star Casino, LLC today released financial results for the three-month period ended March 31, 2006. The Majestic Star Casino, LLC and its subsidiaries (collectively, the “Company” or “Majestic”) operate two adjacent dockside gaming facilities located in Gary, Indiana (“Majestic Star” and “Majestic Star II”) and two Fitzgeralds brand casinos located in Tunica, Mississippi (“Fitzgeralds Tunica”) and Black Hawk, Colorado (“Fitzgeralds Black Hawk”).

On December 21, 2005, the Company completed the acquisition of the stock of Trump Indiana, Inc. (“Trump Indiana”), a casino vessel and hotel at Buffington Harbor in Gary, Indiana. The Company has subsequently re-branded the Trump Indiana casino vessel as “Majestic Star II.” Trump Indiana was a joint venture partner in the Buffington Harbor gaming complex (“BHR”) and a parking garage (“BHPA”) located next to BHR. As part of the acquisition of Trump Indiana, the Company also acquired Trump Indiana’s joint venture interests in BHR and, together with a contribution from an affiliate of the Company, ownership of BHPA. As such, the financial results reported herein include the income and expenses of Majestic Star II and the acquired portion of income and expenses of BHR and BHPA for only the first quarter of 2006.

Pursuant to SEC Staff Accounting Bulletin Topic 5(J), the Company’s financial results, as contained in this earnings release, includes the pushdown of $63.5 million, net of original issue discount, of senior discount notes (“Discount Notes”) issued by the Company’s parent, Majestic Holdco, LLC (“Majestic Holdco”). On December 21, 2005, Majestic Holdco issued the Discount Notes in conjunction with the acquisition of Trump Indiana and certain concurrent redemption and re-financing transactions. The Discount Notes are solely the obligation of Majestic Holdco and Majestic Star Holdco, Inc. (the co-issuer with Majestic Holdco) and are unsecured. Neither the Company nor any of its direct or indirect subsidiaries guarantees the Discount Notes nor are the equity or assets of the Company or its direct or indirect subsidiaries security for the Discount Notes. Further, the indentures governing the Company’s 9 ½% senior secured notes and the 9 ¾% senior notes and the loan and security agreement which governs the Company’s $80.0 million senior secured credit facility preclude distributions by the Company to Majestic Holdco unless certain financial tests are met. In addition to the pushdown of the Discount Notes, the Company is also reflecting $2.8 million of Discount Notes issuance costs, net of amortization, in the schedule of segment assets contained in this earnings release and amortization of issuance costs of $0.1 million and interest expense of $1.4 million on its consolidated statement of operations.

Consolidated Results: Three-Month Period Ended March 31, 2006

The Company’s net revenues for the three-month period ended March 31, 2006 were $99.9 million, an increase of $33.1 million or 49.5% from the same period in 2005. Contributing to the increase in net revenues was an increase in casino revenues, the primary revenue source for the Company, of $32.8 million or 46.1% to $103.9 million. Majestic Star II contributed net revenues and casino revenues of $34.3 million and $34.7 million, respectively. Promotional allowances increased $2.2 million, or 21.2%, during the quarter primarily as a result of Majestic Star II’s contribution of $2.3 million to the increase. Promotional allowances are deducted from gross revenue to determine net revenues.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

The Company is expected to report net income of $3.7 million compared to net income of $3.4 million for the same period in 2005. Contributing to our net income was the $33.1 million increase in net revenues discussed above offset by increases totaling $26.1 million in almost all of our operating expenses, $26.7 million of which resulted from Majestic Star II’s first full quarter of operations and fifty percent of the operating expenses of BHR and BHPA, which were not owned by the Company in the prior year.

Majestic Star’s operating expenses, including fifty percent of the current quarter BHR and BHPA operating expenses, was down significantly from the first quarter of 2005. In the first quarter of 2006, inclusive of fifty percent of BHR’s and BHPA’s operating expenses, operating costs were $27.9 million, compared to $30.5 million in the first quarter of last year. Contributing to the reduction in operating expenses was the implementation of cost saving strategies in conjunction with our acquisition of Trump Indiana and elimination of the lease expense paid to BHPA, for the parking garage utilized by Majestic Star, during the first quarter of 2005.

Negatively impacting net income in the current quarter were higher operating costs at corporate of $0.6 million, which was comprised of payroll and professional fees. Operating expenses at Fitzgerald Tunica were down slightly from the previous year.

Positively impacting net income in the first quarter of 2005 was the cessation of depreciation and amortization at Fitzgeralds Black Hawk as a result of the assets of Fitzgeralds Black Hawk being held for sale. While no depreciation and amortization was recognized on Fitzgeralds Black Hawk’s depreciable and amortizable assets during the first quarter of 2005, $0.6 million of depreciation and amortization was recognized during the first quarter of 2006 (see discussion below on the termination of the sale of Fitzgeralds Black Hawk).

Lastly, negatively impacting net income in the current quarter was additional interest expense of $7.6 million primarily due to the debt incurred to finance the acquisition of Trump Indiana (including $1.5 million attributable to the push-down of the Majestic Holdco debt, which was not paid by the Company).

For the three-month period ended March 31, 2006, adjusted EBITDA was $26.2 million, compared to $15.8 million in the same period last year, an increase of $10.4 million or 65.3%. Majestic Star II and its fifty percent interest in BHR and BHPA contributed $10.2 million to the increase. Majestic Star, including its fifty percent interest in BHR and BHPA, contributed $1.4 million of the increase. Fitzgeralds Tunica’s adjusted EBITDA was flat with the prior year, while Fitzgeralds Black Hawk and Corporate contributed lower adjusted EBITDA of $0.7 million and $0.6 million, respectively. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation, amortization, and other non-operating expenses, which is primarily non-usage fees on the credit facility) adjusted for loss on investment in BHR (which is depreciation expense) in the three month period ended March 31, 2005, and certain non-recurring charges as identified in the table at the end of this press release, which reconciles net income (loss) to EBITDA and adjusted EBITDA. See the detailed explanation below as to the usefulness and limitations of using EBITDA and adjusted EBITDA as financial measures and a reconciliation of net income to EBITDA and adjusted EBITDA.

Total cash and cash equivalents at March 31, 2006 was $24.5 million as compared to $32.4 million at December 31, 2005. Total debt outstanding at March 31, 2006 was $575.7 million comprised of $300.0 million in 9 ½% senior secured notes, $200.0 million in 9 ¾% senior notes, $46.7 million in 12 ½% Discount Notes (pushed down from Majestic Holdco but not guaranteed by the Company or secured by its assets), $28.7 million drawn on our senior secured credit facility and $0.3 million in capitalized leases. The Company had $51.3 million available on its $80.0 million credit facility at March 31, 2006.

Mr. Don H. Barden, the Company’s Chairman and Chief Executive Officer commented, “We were very pleased with the combined contributions of Majestic Star II, BHR and BHPA of $34.4 million to our net revenues and $10.2 million to our adjusted EBITDA in their first full quarter of operations. The most significant aspects of the integration of the Majestic Properties, including staffing, is substantially complete. The implementation of cost savings strategies is proceeding as planned, and the $14.4 million of annual cost savings that we had previously identified prior to the acquisition has been substantially attained. We will now be able to focus on improving our gaming operations at the Majestic Properties.”

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Majestic Star/Majestic Star II/BHR/BHPA (“Majestic Properties”)

Net revenues for the Majestic Properties were $69.5 million for the three-month period ended March 31, 2006, an increase of $33.3 million, or 92.15%, over the same three-month period in 2005. Net revenues increased due to the addition of Majestic Star II’s operations, which contributed $34.3 million to net revenues in the first quarter of 2006. Casino revenues were $71.1 million during the three-month period ended March 31, 2006, compared to $38.7 million during the same three-month period in 2005. Majestic Star II contributed $34.7 million of the increase in casino revenues, which was offset by a $2.2 million decline in Majestic Star’s casino revenues. While operating results were strong at the Majestic Properties in January and February, March financial results were negatively impacted by the disruptions related to the implementation of cost saving strategies, the layoff of over 300 employees and changes to the layout of the casino floors. Additionally, the new casino and amenities at a competitor, along with continued construction to major roads providing access to our gaming facilities at Buffington Harbor also had a negative impact on our business. The recent introduction of improved casino facilities, along with the announcement of a significant expansion of a casino property in our market will require us to improve the amenities and experience provided to our casino customers. We also are looking at projects at our facilities that will bring a higher level of visitations to our Majestic Properties along with a more entertaining gaming experience.

Adjusted EBITDA at our Majestic Properties was $19.9 million for the three-month period ended March 31, 2006, compared to $8.3 million in the same period last year. Adjusted EBITDA margins (defined as adjusted EBITDA divided by net revenues) increased to 28.6% in the first quarter of 2006 from 23.0% in the first quarter of 2005.

Fitzgeralds Tunica

Net revenues increased by $0.2 million, or 1.0%, to $21.7 million for the three-month period ended March 31, 2006. Casino revenues were $23.4 million for the three-month period ended March 31, 2006, an increase of $0.8 million or 3.4% over the same quarter last year. Promotional allowances increased $0.9 million during the quarter, as the property spent more in order to remain competitive. However, operating expenses were down slightly during the quarter. EBITDA was flat at $5.8 million for both three-month periods ended March 31, 2006 and 2005. The property’s EBITDA margin declined slightly to 26.8% in the first quarter 2006 from 26.9% in the first quarter of 2005.

Mr. Barden commented, “We are excited about the addition of Bob McQueen as our new Fitzgeralds Tunica general manager. Bob was previously the general manager of the Horseshoe in Tunica. We have additionally hired other senior executives formerly with the Horseshoe in Tunica. With their help we are looking to improve the quality of Fitzgeralds Tunica’s rated players by enhancing guest development and hosting, improving existing and providing new amenities, expanding credit play, improving our food product and operations, and re-branding the existing steakhouse to Don B’s Steakhouse, synonymous with high standards of quality and service.”

Fitzgeralds Black Hawk

In the three-month period ended March 31, 2006, net revenues of $8.7 million and casino revenues of $9.4 million were down compared to net revenues of $9.2 million and casino revenues of $9.8 million for the same period in 2005. EBITDA at Fitzgeralds Black Hawk was $2.3 million for the three-month period ended March 31, 2006 and $3.0 million for the same period in 2005. EBITDA margins were 26.7% in the first quarter of 2006, compared to 32.4% in the same quarter last year.

The Black Hawk market showed nominal growth during the first quarter of 2006 with a 4% increase over the first quarter of 2005. However, competition has increased significantly with the completion of remodeling and expansion projects, and increased marketing and promotional activities by our competitors.

In April 2005, Fitzgeralds Black Hawk and Legends Gaming, LLC (“Legends”) mutually terminated the agreement in which Fitzgeralds Black Hawk was to sell substantially all of its assets to Legends for $66.0 million. During the first quarter of 2005, however, the assets of Fitzgeralds Black Hawk were held for sale, and accordingly, no depreciation or amortization expense was recorded. Since the Fitzgeralds Black Hawk purchase agreement was mutually terminated during 2005, the assets are no longer held for sale, and in the first quarter of 2006, depreciation and amortization expense totaled $0.6 million.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include the words, “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. The forward-looking statements contained in this press release generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations, or may cause us to modify our plans and objectives, include, but are not limited to, our significant indebtedness; the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under our $80.0 million credit facility, our 9 ½% senior secured notes and our 9 ¾% senior notes; increased competition in existing markets or the opening of new gaming jurisdictions; failure to realize the anticipated benefits of the Majestic Star II acquisition; loss of Majestic Star II customers because of Majestic Star II’s loss of affiliation with other Trump casinos; changes or developments in laws, regulations or taxes in the casino and gaming industry, including increases in or new taxes imposed on gaming revenues and gaming devices, or admission taxes; any unanticipated liabilities resulting from the Trump Indiana acquisition; employee reductions and union related issues; increased competition in existing markets or the opening of new gaming jurisdictions; our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis; adverse determinations of issues related to disputed taxes; other adverse conditions, such as adverse economic conditions in the Company’s markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular; the ability to fund capital improvements and development needs from existing operations, available credit, or new financing; factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and other factors disclosed from time to time in filings we make with the Securities and Exchange Commission (“SEC”) or otherwise.

For more information on these and other factors, see the Company’s Form 10-K for the year ended December 31, 2005 and its other current and periodic reports filed with the SEC.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

Inquiries for additional information should be directed to Jon S. Bennett, Vice President and Chief Financial Officer, at (702) 388-2224.

The Company will hold a conference call to discuss its first quarter earnings results at 10:00 a.m. Eastern Standard Time on May 8, 2006. The call can be accessed by calling 1-(800) 428-5596. Until May 15, 2006, a complete replay of the conference call can be accessed by dialing 1-(800) 633-8284, pass code 21291711.

Consolidated Statement of Operations, Operating Results by Entity and Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Consolidated Statement of Operations

	For the Three Months Ended
	March 31,
	2006	2005
OPERATING REVENUES:
Casino	$103,885,491	$71,082,647
Rooms	2,764,392	1,794,104
Food and beverage	4,355,076	3,510,376
Other	1,748,010	1,057,730
Gross revenues	112,752,969	77,444,857
Less promotional allowances	12,834,835	10,589,797
Net operating revenues	99,918,134	66,855,060

OPERATING COSTS AND EXPENSES:
Casino	22,930,677	17,292,879
Rooms	1,184,204	383,945
Food and beverage	2,116,372	1,501,341
Other	258,065	259,478
Gaming taxes	24,423,328	15,298,189
Advertising and promotion	4,150,145	3,493,500
General and administrative	15,028,535	10,406,497
Corporate expense	1,817,704	1,197,070
Economic incentive tax - City of Gary	1,806,989	1,163,362
Depreciation and amortization	7,772,749	4,635,935
Loss on investment in Buffington Harbor
Riverboats, LLC	-	605,698
(Gain) loss on sale of assets	(14,990)	140
Total operating costs and expenses	81,473,778	56,238,034

Operating income	18,444,356	10,617,026

OTHER INCOME (EXPENSE):
Interest income	136,067	12,202
Interest expense	(13,313,889)	(7,236,375)
Interest expense - debt pushed down
from Majestic Holdco	(1,494,358)	-
Other	(27,248)	(36,954)
Total other expense	(14,699,428)	(7,261,127)

Net income	$3,744,928	$3,355,899

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Operating Results by Entity

	For The Three Months Ended
(in thousands)	March 31,
	2006	2005
Net revenues:
Majestic Star Casino	$35,108	$36,176
Majestic Star Casino II	34,284	-
Buffington Harbor Riverboats	119	-
Buffington Harbor Parking	-	-
Total Majestic Properties	69,511	36,176
Fitzgeralds Tunica	21,733	21,516
Fitzgeralds Black Hawk	8,674	9,163
Total	$99,918	$66,855

Operating income (loss):
Majestic Star Casino	$9,248	$5,628
Majestic Star Casino II	9,519	-
Buffington Harbor Riverboats	(3,541)	-
Buffington Harbor Parking	(361)	-
Total Majestic Properties	14,865	5,628
Fitzgeralds Tunica	3,679	3,305
Fitzgeralds Black Hawk	1,742	2,971
Corporate (3)	(1,842)	(1,217)
Majestic Investor Holdings	-	(70)
Total	$18,444	$10,617

Net income (loss)
Majestic Star Casino	$9,320	$(1,166)
Majestic Star Casino II	9,540	-
Buffington Harbor Riverboats	(3,382)	-
Buffington Harbor Parking	(361)	-
Total Majestic Properties	15,117	(1,166)
Fitzgeralds Tunica	3,715	3,312
Fitzgeralds Black Hawk	1,725	2,971
Corporate (1) (2) (3)	(16,812)	(1,217)
Majestic Investor Holdings	-	(544)
Total	$3,745	$3,356

Adjusted EBITDA
Majestic Star Casino	$11,119	$8,304
Majestic Star Casino II	11,611	-
Buffington Harbor Riverboats (5)	(2,621)	-
Buffington Harbor Parking (5)	(217)	-
Total Majestic Properties	19,892	8,304
Fitzgeralds Tunica	5,825	5,781
Fitzgeralds Black Hawk	2,318	2,971
Corporate (3)	(1,818)	(1,197)
Majestic Investor Holdings	-	-
Total	$26,217	$15,859

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Operating Results by Entity (continued)

	For The Three Months Ended
(in thousands)	March 31,
	2006	2005
Operating Margin
Majestic Star Casino	26.3%	15.6%
Majestic Star Casino II	27.8%	n/a
Buffington Harbor Riverboats	-2967.6%	n/a
Buffington Harbor Parking	n/a	n/a
Fitzgeralds Tunica	16.9%	15.4%
Fitzgeralds Black Hawk	20.1%	32.4%
Corporate	n/a	n/a
Majestic Investor Holdings	n/a	n/a
Total	18.5%	15.9%

Adjusted EBITDA Margin
Majestic Star Casino	31.7%	23.0%
Majestic Star Casino II	33.9%	n/a
Buffington Harbor Riverboats	-2196.5%	n/a
Buffington Harbor Parking	n/a	n/a
Fitzgeralds Tunica	26.8%	26.9%
Fitzgeralds Black Hawk	26.7%	32.4%
Corporate (3)	n/a	n/a
Majestic Investor Holdings	n/a	n/a
Total	26.2%	23.7%

	As of March 31,	As of December 31,
	2006	2005
	(in thousands)
Segment assets:
Majestic Star (4)	$214,079	$243,475
Majestic Star Casino II	222,349	229,246
Buffington Harbor Riverboats	53,015	53,751
Buffington Harbor Parking Associates	21,448	21,592
Fitzgeralds Tunica	73,704	75,406
Fitzgeralds Black Hawk	31,081	31,688
Corporate (4)	291,126	289,353
Majestic Investor Holdings	-	1,896
Total	906,802	946,407
Less: Intercompany	(394,832)	(428,448)
Total	$511,970	$517,959

	As of March 31,	As of March 31,
	2006	2005
	(in thousands)
Expenditures for additions to long-lived assets:
Majestic Star	$1,737	$891
Majestic Star Casino II	75	n/a
Buffington Harbor Riverboats	13	n/a
Fitzgeralds Black Hawk	489	407
Fitzgeralds Tunica	901	1,850
Corporate	5	-
Total	$3,220	$3,148
Notes:
(1)	Includes $0.1 million of amortization expense related to the pushdown of financing costs and associated amortization from the issuance of Majestic Holdco’s Discount Notes.
(2)	Includes $1.4 million of interest expense related to the pushdown of interest expense associated with the pushdown of Majestic Holdco’s Discount Notes.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

(3)	Corporate expenses reflect payroll, benefits, travel and other costs associated with our corporate staff and are not allocated to the properties.
(4)
The assets of Majestic Star and Corporate include inter-company receivables from Majestic Star II, Fitzgeralds Tunica, BHR, BHPA and Fitzgeralds Black Hawk totaling approximately $394.8 million at March 31, 2006 and $428.4 million at December 31, 2005. Intercompany receivables are eliminated in consolidation.

(5)
In the three-month period ended March 31, 2005, BHR was owned equally by Majestic Star and Trump Indiana (renamed Majestic Star II), with each entity accounting for its fifty percent interest under the equity method. In the three-month period ended March 31, 2005, Majestic Star and Trump Indiana were lessees under identical lease agreements to lease the parking garage owned by BHPA. Since the Company now owns one hundred percent of the equity interests in BHR and BHPA, BHR and BHPA are shown separately for their deficit contributions to adjusted EBITDA. However, in order to determine a comparative adjusted EBITDA amount for Majestic Star between the three-month period ended March 31, 2006 and the same prior year period, fifty percent of the adjusted EBITDA deficit of BHR and BHPA are being added to Majestic Star’s adjusted EBITDA to arrive at a comparable first quarter 2006 adjusted EBITDA number of $9.7 million. Similarly, in determining the net contribution of adjusted EBITDA for Majestic Star II, and the fifty percent of BHR and BHPA acquired in the Trump Indiana acquisition, fifty percent of the adjusted EBITDA deficit on BHR and BHPA are being netted from the $11.6 million of adjusted EBITDA contributed by Majestic Star II, to arrive at a net adjusted EBITDA contribution of $10.2 million.

EBITDA (and adjusted EBITDA) are presented solely as a supplemental disclosure because management believes that they are widely used measures of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management defines EBITDA as earnings before interest, taxes, depreciation and amortization, and non-operating charges. Adjusted EBITDA is defined as EBITDA adjusted for the loss on investment in BHR (for 2005 only) and certain non-recurring and infrequent charges. Management uses EBITDA and adjusted EBITDA measures to compare operating results among properties and between accounting periods. The use of EBITDA and adjusted EBITDA is specifically relevant in evaluating large, long lived hotel and casino projects because the measure provides a perspective on the current effects of operating decisions separate from substantial, non-operating depreciation, financing costs and other non-routine charges of such projects. Additionally, management believes that some investors and lenders consider EBITDA and adjusted EBITDA to be useful measures in determining the Company’s ability to service or incur debt and for estimating the Company’s underlying financial performance before capital costs, taxes, capital expenditures and other non-routine costs. The Loan and Security Agreement (“Agreement”) governing the Company’s $80.0 million credit facility requires that the Company maintain certain minimum EBITDA levels as defined in the Agreement. Other companies may calculate EBITDA and adjusted EBITDA differently. EBITDA and adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA and adjusted EBITDA.

Reconciliations of net income (loss) to EBITDA and adjusted EBITDA are presented below.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total

	For The Three Months Ended
	March 31,
(in thousands)	2006	2005

Majestic Star
Net income (loss)	$9,320	$(1,166)
Interest Income	(72)	(5)
Interest Expense	-	6,762
Depreciation and amortization	1,871	2,071
Non-operating expenses (1)	-	37
EBITDA	$11,119	$7,699
Loss on BHR (2)	-	605
Adjusted EBITDA	$11,119	$8,304

Majestic Star II
Net Income	$9,540	n/a
Interest Income	(25)	n/a
Interest Expense	4	n/a
Depreciation and amortization	2,092	n/a
EBITDA/Adjusted EBITDA	$11,611	n/a

Buffington Harbor Riverboats
Net Loss	$(3,382)	n/a
Interest Income	-	n/a
Interest Expense	(159)	n/a
Depreciation and amortization	920	n/a
EBITDA/Adjusted EBITDA	$(2,621)	n/a

Buffington Harbor Parking Association
Net Loss	$(361)	n/a
Interest Income	-	n/a
Interest Expense	-	n/a
Depreciation and amortization	144	n/a
EBITDA/Adjusted EBITDA	$(217)	n/a

Fitzgeralds Tunica
Net Income	$3,715	$3,312
Interest Income	(36)	(7)
Interest Expense	-	-
Depreciation and amortization	2,146	2,476
EBITDA/Adjusted EBITDA	$5,825	$5,781

Fitzgeralds Black Hawk
Net Income	$1,725	$2,971
Interest Income	-	-
Interest Expense	17	-
Depreciation and amortization	576	-
EBITDA/Adjusted EBITDA	$2,318	$2,971

THE MAJESTIC STAR CASINO, LLC ANNOUNCES
FIRST QUARTER 2006 RESULTS

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total (continued)

	For The Three Months Ended
(in thousands)	March 31,
	2006	2005
Corporate
Net Loss (3)	$(16,812)	$(1,217)
Interest Income	(3)	-
Interest Expense (4) (5)	14,946	-
Depreciation and amortization	24	20
Other non-operating expense (1)	27	-
EBITDA/Adjusted EBITDA	$(1,818)	$(1,197)

Majestic Investor Holdings
Net Loss	$-	$(544)
Interest Income	-	-
Interest Expense	-	475
Depreciation and amortization	-	69
EBITDA/Adjusted EBITDA	$-	-

Consolidated
Net Income (3)	$3,745	$3,356
Interest Income	(136)	(12)
Interest Expense (4) (5)	14,808	7,237
Depreciation and amortization	7,773	4,636
Non-operating expenses (1)	27	37
EBITDA	$26,217	$15,254
Loss on BHR (2)	-	605
Adjusted EBITDA	$26,217	$15,859

Notes:
(1)	Non-usage fees on the Company’s credit facility.
(2)	Represents depreciation expense from the Company’s investment in Buffington Harbor Riverboats, LLC prior to December 21, 2005.
(3)
Includes $1.4 million of interest expense and $0.1 million of amortization expense related to the pushdown of interest expense on Majestic Holdco’s Discount Notes and the amortization of financing costs related to the issuance of Majestic Holdco’s Discount Notes.

(4)	Includes $1.4 million of interest expense related to the pushdown of interest expense on Majestic Holdco’s Discount Notes.
(5)	Includes $0.1 million of amortization of expense related to the issuance costs of Majestic Holdco’s Discount Notes.